EXHIBIT 10.3

                        SECURITIES SUBSCRIPTION AGREEMENT

         THIS SECURITIES SUBSCRIPTION AGREEMENT, dated as of April 12, 2001 ("Agreement"), is executed in reliance upon the exemption from registration afforded by Rule 504 promulgated under Regulation D by the Securities and Exchange Commission ("SEC"), under the Securities Act of 1933, as amended. Capitalized terms used herein and not defined shall have the meanings given to them in Rule 504 and Regulation D.

         This Agreement has been executed by the undersigned buyers ("Buyer"), to purchase the amounts set forth on Schedule A hereto, in connection with the private placement of 8% Series A Senior Subordinated Convertible Debentures of Connecticut Acquisition Corp. No. 1, a corporation organized under the laws of Nevada, with executive offices located at 146 Main Street, Manchester, Connecticut 06040 ("Seller"). Buyer hereby represents and warrants to, and agrees with Seller:

         THE SECURITIES OFFERED HEREBY HAVE NOT BEEN AND WILL NOT BE REGISTERED WITH THE UNITED STATES SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE PURSUANT TO AN EXEMPTION FROM REGISTRATION PROVIDED BY SECTION 3(B) OF THE SECURITIES ACT OF 1933, AS AMENDED, AND THE RULES AND REGULATIONS PROMULGATED THEREUNDER (THE "1933 ACT"), AND RULE 504 OF REGULATION D PROMULGATED THEREUNDER.

         THIS INFORMATION IS DISTRIBUTED PURSUANT TO AN EXEMPTION FOR SMALL OFFERINGS UNDER THE RULES OF THE O SECURITIES DIVISION. THE SECURITIES DIVISION HAS NEITHER REVIEWED OR APPROVED ITS FORM OR CONTENT. THE SECURITIES DESCRIBED MAY ONLY BE PURCHASED BY "ACCREDITED INVESTORS" AS DEFINED BY RULE 504 OF SEC REGULATION D AND THE RULES OF THE COLORADO SECURITIES DIVISION.

         1. Agreement to Subscribe; Purchase Price.

         (a) Subscription. The undersigned Buyer hereby subscribes for and agrees to purchase the Seller's 8% Series A Senior Subordinated Convertible Redeemable Debentures substantially in the form of the Debenture attached as Exhibit A hereto and having an aggregate original principal face amount of One Million United States dollars $1,000,000 (singly, a "Debenture," and collectively, the "Debentures"), at an aggregate purchase price of 90% of the face amount of such Debentures as set forth in subsection (b) herein.

         (b) Payment. The Purchase Price for the Debentures shall be Nine Hundred Thousand United States Dollars (U.S. $900,000) ("Purchase Price"), which shall be payable at closing, pursuant to Section 1(c) herein and in accordance with the terms and conditions of Section 11 below.

         (c) Closing. Subject to the satisfaction of the conditions set forth in Sections 7, 8 and 11 below, the Closing of the transactions contemplated by this Agreement shall take place ("Closing Date") when (i) Seller delivers the Debentures to the Buyer, (ii) Seller delivers all accompanying transaction documents including appropriate resolutions of its Board of Directors, and (iii) Buyer pays $180,000 towards the Purchase Price for the Debentures ("Initial Purchase Price").

         2. Buyer Representations and Covenants; Access to Information.

         In connection with the purchase and sale of the Debentures, Buyer represents and warrants to, and covenants and agrees with Seller as follows:

         (a) Buyer is not, and on the closing date will not be, an affiliate of Seller;

         (b) Buyer is an "accredited investor" as defined in Rule 501 of Regulation D promulgated under the 1933 Act, and is purchasing the Shares for its own account and Buyer is qualified to purchase the Shares under the laws of the State of Colorado;

         (c) All offers and sales of any of the Debentures by Buyer shall be made in compliance with any applicable securities laws of any applicable jurisdiction and in accordance with Rule 504, as applicable, of Regulation D or pursuant to registration of securities under the 1933 Act or pursuant to an exemption from registration;

         (d) Buyer understands that the Debentures are not registered under the 1933 Act and are being offered and sold to it in reliance on specific exemptions from the registration requirements of Federal and State securities laws, and that Seller is relying upon the truth and accuracy of the representations, warranties, agreements, acknowledgments and understandings of Buyer set forth herein in order to determine the applicability of such exemptions and the suitability of Buyer and any purchaser from Buyer to acquire the Debentures;

         (e) Buyer shall comply with Rule 504 promulgated under Regulation D;

         (f) Buyer has the full right, power and authority to enter into this Agreement and to consummate the transaction contemplated herein. This Agreement has been duly authorized, validly executed and delivered on behalf of Buyer and is a valid and binding agreement in accordance with its terms, subject to general principles of equity and to bankruptcy or other laws affecting the enforcement of creditors' rights generally;

         (g) The execution and delivery of this Agreement and the consummation of the purchase of the Debentures and the transactions contemplated by this Agreement do not and will not conflict with or result in a breach by Buyer of any of the terms or provisions of, or constitute a default under, the articles of incorporation or by-laws (or similar constitutive documents) of Buyer or any indenture, mortgage, deed of trust, or other material agreement or instrument to which Buyer is a party or by which it or any of its properties or assets are bound, or any existing applicable law, rule or regulation of the United States or any State thereof or any applicable decree, judgment or order of any Federal or State court, Federal or State regulatory body, administrative agency or other United States governmental body having jurisdiction over buyer or any of its properties or assets;

         (h) All invitations, offers and sales of or in respect of, any of the Debentures, by Buyer and any distribution by Buyer of any documents relating to any invitation, offer or sale by it of any of the Debentures will be in compliance with applicable laws and regulations, will be made in such a manner that no prospectus need be filed and no other filing need be made by Seller with any regulatory authority or stock exchange in any country or any political sub-division of any country, and Buyer will make no misrepresentations nor omissions of material fact in the invitation, offer or resale of the Debentures;

         (i) The Buyer (or others for whom it is contracting hereunder) has been advised to consult its own legal and tax advisors with respect to applicable resale restrictions and applicable tax considerations and it (or others for whom it is contracting hereunder) is solely responsible (and the Seller is not in any way responsible) for compliance with applicable resale restrictions and applicable tax legislation;

         (j) Buyer understands that no Federal or State or foreign government agency has passed on or made any recommendation or endorsement of the Debentures;

         (k) Buyer has had an opportunity to receive and review all material information and financial data and to discuss with the officers of Seller, all matters relating to the securities, financial condition, operations and prospects of Seller and any questions raised by Buyer have been answered to Buyer's satisfaction.

         (l) Buyer acknowledges that the purchase of the Debentures involve a high degree of risk. Buyer has such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risks of purchasing the Debentures. Buyer understands that the Debentures are not being registered under the 1933 Act, or under any state securities laws, and therefore, Buyer must bear the economic risk of this investment for an indefinite period of time;

         (m) Buyer is not a "10-percent Shareholder" (as defined in Section 871(h)(3)(B) of the U.S. Internal Revenue Code) of Seller; and

         (n) Buyer acknowledges and agrees that the transactions contemplated by this Agreement have taken place solely and exclusively within the State of Colorado.

         3. Seller Representations and Covenants.

         (a) Seller is a corporation duly organized and validly existing under the laws of the State of Nevada and is in good standing under such laws with its principal executive office located in the State of Connecticut. The Seller has all requisite corporate power and authority to own, lease and operate its properties and assets, and to carry on its business as presently conducted. The Seller is qualified to do business as a foreign corporation in each jurisdiction in which the ownership of its property or the nature of its business requires such qualification, except where failure to so qualify would not have a material adverse effect on the Seller.

         (b) There are 20,000,000 shares of Seller's common stock, $.001 par value per share ("Common Stock") authorized and 10 outstanding as of April 1, 2001. All issued and outstanding shares of Common Stock have been authorized and validly issued and are fully paid and non-assessable.

         (c) The execution and delivery of this Agreement do not, and the consummation of the transactions contemplated hereby will not, conflict with, or result in any violation of, or default (with or without notice or lapse of time, or both), or give rise to a right of termination, cancellation or acceleration of any obligation or to a loss of a material benefit, under, any provision of the Articles of Incorporation, and any amendments thereto, By-Laws, Stockholders Agreements and any amendments thereto of the Seller or any material mortgage, indenture, lease or other agreement or instrument, permit, concession, franchise, license, judgment, order, decree, statute, law ordinance, rule or regulation applicable to the Seller, its properties or assets. There is no action, suit or proceeding pending, or to the knowledge of the Seller, threatened against the Seller, before any court or arbitrator or any government body, agency or official, which would have a material adverse affect on Seller's operations or financial condition.

         (d) The Seller is not subject to the reporting requirements of Sections 13 or 15(d) of the Securities and Exchange Act, is not an investment company or a developmental stage company that either has no specific business plan or no purpose. The Debentures and common stock issued upon conversion ("Shares") when issued, will be issued in compliance with all applicable U.S. federal and state securities laws. The Seller understands and acknowledges that, in certain, circumstances, the issuance of the Shares could dilute the ownership interests of other stockholders of the Seller. The execution and delivery by the Seller of this Agreement and the issuance of the Shares will not contravene or constitute a default under any provision of applicable law or regulation. The Seller is in compliance with and conforms to all statutes, laws, ordinances, rules, regulations, orders, restrictions and all other legal requirements of any domestic or foreign government or any instrumentality thereof having jurisdiction over the conduct of its businesses or the ownership of its properties.

         (e) There is no fact known to the Seller that has not been publicly disclosed by the Seller or disclosed in writing to the Buyer which could reasonably be expected to have a material adverse effect on the condition (financial or otherwise) or in the earnings, business affairs, properties or assets of the Seller, or could reasonably be expected to materially and adversely affect the ability of the Seller to perform its obligations pursuant to this Agreement. The information furnished by the Seller to Buyer for purposes of or in connection with this Agreement or any transaction contemplated hereby, does not contain any untrue statement of material fact or omit to state a material fact necessary in order to make the statements contained therein, in light of the circumstances under which they are made, not misleading.

         (f) No consent, approval or authorization of or designation, declaration or filing with any governmental authority on the part of the Seller is required in connection with the valid execution and delivery of this Agreement, or the offer, sale or issuance of the Debentures or Common Stock, or the consummation of any other transaction contemplated hereby, except the filing with the SEC of Form D.

         (g) There is no action, proceeding or investigation pending, or to the Seller's knowledge, threatened, against the Seller which might result, either individually or in the aggregate, in any material adverse change in the business, prospects, conditions, affairs or operations of the Seller. The Seller is not a party to or subject to the provisions of any order, writ, injunction, judgment or decree of any court or government agency or instrumentality. There is no action, suit proceeding or investigation by the Seller currently pending or which the Seller intends to initiate. The SEC has not issued any order suspending trading in the Seller's Common Stock and the Seller is not under investigation by the SEC or the National Association of Securities Dealers, and there are no proceedings pending or threatened before either regulatory body.

         (h) There are no other material outstanding debt or equity securities presently convertible into Common Stock.

         (i) The Seller has not sold any securities within the 12 month period prior to the date the Common Stock was first offered in reliance on any exemption under Section 3(b) of the 1933 Act, Regulation D or its rules or in violation of Section 5(a) of the 1933 Act.

         (j) The issuance, sale and delivery of the Debentures have been duly authorized by all required corporate action on the part of the Seller, and when issued, sold and delivered in accordance with the terms hereof and thereof for the consideration expressed herein and therein, will be duly and validly issued, fully paid and non-assessable. The Common Stock issuable upon conversion of the Debentures has been duly and validly reserved for issuance and upon issuance in accordance with the terms of the Debentures, shall be duly and validly issued, fully paid, and non-assessable There are no pre-emptive rights of any shareholder of Seller.

         (k) This Agreement has been duly authorized, validly executed and delivered on behalf of Seller and is a valid and binding agreement in accordance with its terms, subject to general principles of equity and to bankruptcy or other laws affecting the enforcement of creditors' rights generally. The Seller has all requisite right, power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby. All corporate action on the part of the Seller, its directors and shareholders necessary for the authorization, execution, delivery and performance of this Agreement and the Debentures has been taken. Upon their issuance to the Buyer, the Debentures will be validly issued and nonassessable, and will be free of any liens or encumbrances.

         (l) Seller acknowledges and agrees that the transactions contemplated by this the Agreement have taken place solely and exclusively within the State of Colorado.

         4. Exemption; Reliance on Representations. Buyer understands that the offer and sale of the Securities are not being registered under the 1933 Act. Seller and Buyer are relying on the rules governing offers and sales made pursuant to Rule 504 promulgated under Regulation D. The offer and sale of the Shares are made solely within the State and jurisdiction of Colorado.

         5. Transfer Agent Instructions.

         (a) Debentures. Upon the conversion of the Debentures, the Buyer or holder shall give a notice of conversion to the Seller and the Seller shall instruct its transfer agent to issue one or more Certificates representing that number of shares of Common Stock into which the Debentures are convertible in accordance with the provisions regarding conversion set forth in Exhibit A. The Seller shall act as Debenture Registrar and shall maintain an appropriate ledger containing the necessary information with respect to each Debenture.

         (b) Common Stock to be Issued Without Restrictive Legend. Upon the conversion of any Debenture, Seller shall instruct Seller's transfer agent to issue Stock Certificates up to the total of the "Conversion Amount" (as defined in the Debentures) and any "Interest Shares" (as defined in the Debentures) without restrictive legend in the name of the Buyer (or its nominee) and in such denominations to be specified at conversion representing the number of shares of Common Stock issuable upon such conversion, as applicable. The Common Stock shall be immediately freely transferable on the books and records of Seller. Seller shall also instruct its attorney to issue and render any legal opinion which is required at any time by Seller's transfer agent to permit Seller's transfer agent to issue any and all Stock Certificates without a restrictive legend as required by this Agreement.

         6. Registration. If upon conversion of the Debentures effected by the Buyer pursuant to the terms of this Agreement or payment of interest pursuant to the Debentures the Seller fails to issue certificates for shares of Common Stock issuable upon such conversion ("Underlying Shares") or the Interest Shares, as defined in Section 4(b) of the Debentures, to the Buyer bearing no restrictive legend for any reason, then the Seller shall be required, at the request of the Buyer and at the Seller's expense, to effect the registration of the Underlying Shares and/or Interest Shares issuable upon conversion of the Debentures and payment of interest under the Act and relevant Blue Sky laws as promptly as is practicable. The Seller and the Buyer shall cooperate in good faith in connection with the furnishings of information required for such registration and the taking of such other actions as may be legally or commercially necessary in order to effect such registration. The Seller shall file such a registration statement within 30 days of Buyer's demand and shall use its good faith diligent efforts to cause such registration statement to become effective as soon as practicable thereafter. Such good faith diligent efforts shall include, but not be limited to, promptly responding to all comments received from the staff of the SEC, providing Buyer's counsel with a contemporaneous copy of all written communications from and to the staff of the SEC with respect to such registration statement and promptly preparing and filing amendments to such registration statement which are responsive to the comments received from the staff of the SEC. Once declared effective by the SEC, the Seller shall cause such registration statement to remain effective until the earlier of (i) the sale by the Buyer of all Underlying Shares registered or (ii) 120 days after the effective date of such registration statement. In the event the Seller undertakes to file a Registration Statement on in connection with the Common Stock, upon the effectiveness of such Registration, Buyer shall have the option to sell the Common Stock pursuant thereto.

         7. Delivery Instructions. The Debentures being purchased hereunder shall be delivered to the Buyer, and the Purchase Price, shall be delivered to the Seller.

         8. Conditions To Seller's Obligation To Sell. Seller's obligation to sell the Debentures is conditioned upon:

         (a) The receipt and acceptance by Seller of this Agreement as executed by Buyer.

         (b) All of the representations and warranties of the Buyer contained in this Agreement shall be true and correct on the Closing Date with the same force and effect as if made on and as of the Closing Date. The Buyer shall have performed or complied with all agreements and satisfied all conditions on its part to be performed, complied with or satisfied at or prior to the Closing Date.

         (c) No order asserting that the transactions contemplated by this Agreement are subject to the registration requirements of the Act shall have been issued, and no proceedings for that purpose shall have been commenced or shall be pending or, to the knowledge of the Seller, be contemplated. No stop order suspending the sale of the Debentures or Common Stock shall have been issued, and no proceedings for that purpose shall have been commenced or shall be pending or, to the knowledge of the Seller, be contemplated.

         9. Conditions To Buyer's Obligation To Purchase. Buyer's obligation to purchase the Debentures is conditioned upon:

         (a) The confirmation of receipt and acceptance by Seller of this Agreement as evidenced by execution of this Agreement of the duly authorized officer of Seller.

         (b) Delivery of the Debentures to the Buyer.

         10. No Shareholder Approval and No Dilution.

         (a) Seller hereby agrees that from the Closing Date until the issuance of Common Stock upon the conversion of the Debentures, Seller will not take any action which would require Seller to seek shareholder approval of such issuance unless such shareholder approval is required by law or regulatory body (including but not limited to the NASDAQ Stock Market, Inc.) as a result of the issuance of the Debentures or Common Stock hereunder.

         (b) Provided the Debentures, or any Seller Debentures from a series which predate the Debentures remain outstanding and unpaid, or if there is any portion of any such Debentures which have not been converted into the Seller's Common Stock, then the Seller shall not split nor reverse split the Common Stock, nor consolidate the outstanding number of shares of Common Stock into a small number of shares, nor otherwise take any action, directly or indirectly, which would have a material adverse effect on the value of the Debentures or the trading price of the Common Stock.

         (c) Upon (i) a transfer of all or substantially all of the assets of the Seller to any person in a single transaction or series of related transactions, or (ii) a consolidation, merger or amalgamation of the Seller with or into another person or entity in which the Seller is not the surviving entity (other than a merger which is effected solely to change the jurisdiction of incorporation of the Company and results in a reclassification, conversion or exchange of outstanding shares of Common Stock solely into shares of Common Stock) (each of items (i) and (ii) being referred to as a "Sale Event"), then, in each case, the Seller shall, upon request of any Holder, redeem the Debenture registered in the name of such Holder in cash for 130% of the principal amount, plus accrued but unpaid interest through the date of redemption, or at the election of the Holder, such Holder may convert the unpaid principal amount of such Debenture (together with the amount of accrued but unpaid interest) into shares of Common Stock of the surviving entity at the Conversion Price as set forth in the Debentures.

         (d) In case of any reclassification, capital reorganization or other change or exchange of outstanding shares of the Common Stock, or in case of any consolidation or merger of the Seller with or into another corporation (other than a consolidation or merger in which the Seller is the continuing corporation and which does not result in any reclassification, capital reorganization or other change of outstanding shares of Common Stock), the Seller shall cause effective provision to be made so that the Purchaser or Holder of the Debenture, as the case may be, shall have the right thereafter, by exercising the Debenture, to purchase the kind and number of shares of stock or other securities or property (including cash) receivable upon such reclassification, capital reorganization or other change, consolidation or merger by a holder of the number of shares of Common Stock that could have been purchased upon exercise of the Debenture and at the same Conversion Price, as defined in the Debentures, immediately prior to such reclassification, capital reorganization or other change, consolidation or merger. The foregoing provisions shall similarly apply to successive reclassifications, capital reorganizations and other changes of outstanding shares of Common Stock and to successive consolidations or mergers. If the consideration received by the holders of Common Stock is other than cash, the value shall be as determined by the Board of Directors of the Seller or successor person or entity acting in good faith.

         11. Payment of the Debentures, Conversions, Security and Demand.

         (a) Security Resolution. If Seller shall become a publicly traded company by merger or acquisition in which Seller shall cease to exist and another corporation shall survive the merger, or Seller shall exchange its shares with a publicly traded corporation which shall own more than 50% of the issued and outstanding shares of Seller (collectively in either the case of merger or exchange of shares "Seller Parent"), then Seller shall assign the Debentures to the Seller Parent and deliver to the Buyer a resolution in the form annexed hereto as Exhibit B ("Resolution"), instructing the Seller Parent transfer agent ("Transfer Agent") to issue to Buyer shares of the Seller Parent common stock registered in the name of the Buyer, without restrictive legend as provided in Section 5(b) of this Agreement, in an amount equal up to $1,000,000, or at some lesser amount as the Escrow Agent, in his sole discretion may direct the transfer agent, at a price per share which is 70% of the lowest closing bid price of the Seller Parent's common stock as reported on the OTC Electronic Bulletin Board ("OTCBB") or any exchange in which the Seller Parent's shares are traded for any trading day on which a Notice of Conversion is received by the Company, provided such Notice of Conversion is delivered by fax to the Company between the hours of 4 P.M. Eastern Standard or Daylight Savings Time and 7 P.M. Eastern Standard or Daylight Savings Time, or for any of the 3 consecutive trading days immediately preceding the date of receipt by the Company of each Notice of Conversion ("Conversion Shares") and providing that the Seller Parent shall not change its transfer agent from the Transfer Agent once established, without the express written consent and directive of the Buyer. Seller shall also deliver to the Buyer along with the Resolution, the Irrevocable Instructions, in the form annexed hereto as Exhibit C, signed by the Seller Parent and the Seller Parent's transfer agent. Delivery of the Resolution to the Transfer Agent and the issuance of shares by the Transfer Agent in accordance with the Resolution shall not preclude the Buyer from exercising any and all other remedies available to the Buyer against the Seller Parent and Seller for a breach of this Agreement or the Debentures.

         (b) Conversions and Demand. As provided in paragraph 4 of the Debentures, Buyer may give Notice of Conversion of the Debentures to Seller or the Seller Parent, as the case may be, by facsimile to the number set forth in
Section 12(h) below. Conversion of Debentures may take place at any time until the Maturity Date of the Debentures, as defined in the Debentures. As provided in paragraph 4 of the Debentures, within 5 business days of receipt of the Notice of Conversion, Seller or the Seller Parent, as the case may be, shall deliver to the Buyer, or to an account designated by Buyer in the Notice of Conversion, certificates representing the shares of common stock to which the Buyer shall be entitled by reason of the conversion ("Certificates"). Provided that (i) there is no Event of Default, as defined in the Debentures or this Agreement, (ii) the Seller Parent has assumed all of the obligations of the Agreement and the Debentures by virtue of a merger with or acquisition of Seller ("Assumption") and the publicly traded stock of the Seller Parent trades on the Over the Counter Electronic Bulletin Board, (iii) the representations and warranties contained in this Agreement shall be true and correct on the date of the First Demand, as to Seller or Seller Parent, as the case may be, except for the number of issued and outstanding shares if such shares have been increased through a conversion of the Debentures, and (iv) Buyer has converted a sum equal to the Initial Purchase Price of the Debentures into the common stock of the Seller or the Seller Parent, as the case may be, Seller Parent may demand that Buyer pay the Seller Parent $180,000 towards the purchase price of the Debentures ("First Demand"). Upon payment of the First Demand, provided that (x) there is no Event of Default, as defined in the Debentures or this Agreement, and (y) for any of the 3 trading days preceding any Demand, the lowest closing bid price of Seller Parent's common stock, as reported on OTCBB or any other exchange on which such shares trade, has not fallen below $.01 per share ("Floor Price"), and (z) Buyer has converted all amounts paid towards the Purchase Price of the Debentures into the common stock of the Seller Parent, then Seller Parent may demand that Buyer pay the Seller Parent additional installments of the Debenture of $180,000 each provided also that at least 30 business days from the date of the First Demand or any Additional Demands as the case may be, has elapsed ("Additional Demands"). When Buyer has paid a total of $900,000 to the Seller and/or Seller Parent in the aggregate, such payments shall constitute full and complete payment of the Debenture and complete satisfaction of Buyer's obligations under the Debentures and this Agreement. Nothing in this Section 11(b) shall preclude Buyer from making discretionary payments of the purchase price of the Debentures earlier than required under the First Demand and the Additional Demands. (The First Demand and Additional Demands are sometimes referred to herein singularly as a "Demand").

         (d) Conversion Limit. Notwithstanding the conversion rights under the Debentures, unless the Buyer delivers a waiver in accordance with the immediately following sentence, in no event shall the Buyer be entitled to convert any portion of the Debentures, in excess of that portion of the Debentures upon conversion, as applicable, of which the sum of (i) the number of shares of Common Stock beneficially owned by the Buyer and its Affiliates (other than shares of Common Stock which may be deemed beneficially owned through the ownership of the unconverted portion of the Debentures and (ii) the number of shares of Common Stock issuable upon the conversion of the portion of the Debentures with respect to which this determination is being made, would result in beneficial ownership by the Buyer and its Affiliates of more than 4.999% of the then issued and outstanding shares of Common Stock. For purposes of this
Section 11(d), beneficial ownership shall be determined in accordance with Rule 13d-3 of the Exchange Act and Regulations 13 D-G thereunder, except as otherwise provided in this Section 11(d). The foregoing limitation shall not apply and shall be of no further force or effect (i) immediately preceding and upon the occurrence of any voluntary or mandatory redemption or repayment transaction described herein or in the Debentures (ii) on the Maturity Date or (iii) following the occurrence of any Event of Default which is not cured within the greater of the applicable time period specified in either (A) such written notice of Buyer or (B) Section 8 of the Debentures.

         (e) Liquidated Damages. If Seller or the Seller Parent fails to timely deliver Certificates, as provided in Section 11(c) above, then Seller or the Seller Parent, as the case may be, shall pay Buyer $150 per day for each day late in delivering Certificates up to and including the 10th late day, and $500 per day for each day late in delivering the Certificates after the 10th late day ("Liquidated Damages"). Any Liquidated Damages incurred by Seller or the Seller Parent, as the case may be, shall be payable immediately and in cash upon demand in writing made by Buyer, or their agent, to Seller or the Seller Parent, as the case may be. However, such Liquidated Damages may be deducted from any amounts owed to Seller or the Seller Parent, as the case may be, by the Buyer pursuant to this Section 11. Notwithstanding anything contained in this Agreement to the contrary, including but not limited to the provisions of Section 6 regarding the registration of restricted Conversion Shares, Seller or the Seller Parent, as the case may be, shall be required to pay the Liquidated Damages set forth in this Section 11(d).

         (f) Bankruptcy. In the event any proceeding under the Bankruptcy Laws of the United States or any proceedings under any state laws for the protection of debtors or creditors, are filed, voluntarily or involuntarily, by or on behalf of Seller or the Seller Parent, as the case may be, then Seller or the Seller Parent, as the case may be, shall continue to honor all Notices of Conversion given by Buyer and Buyer shall not be required to honor any Demand made by Seller, the Seller Parent or the trustee in bankruptcy, as the case may be.

         12. Miscellaneous.

         (a) Entire Agreement. This Agreement together with the Debentures, constitutes the entire agreement between the parties, and neither party shall be liable or bound to the other in any manner by any warranties, representations or covenants except as specifically set forth herein. Any previous agreement among the parties related to the transactions described herein is superseded hereby. The terms and conditions of this Agreement shall inure to the benefit of and be binding upon the restrictive successors and assigns of the parties hereto. Nothing in this Agreement, express or implied, is intended to confer upon any party, other than the parties hereto, and their respective successors and assigns, any rights, remedies, obligations or liabilities under or by reason of this Agreement, except as expressly provided herein.

         (b) Independent Contractor. Buyer is an independent contractor and is not the agent of Seller. Buyer is not authorized to bind Seller or to make any representation or warranties on behalf of Seller.

         (c) Survival. All representations and warranties contained in this Agreement by Seller and Buyer shall survive the closing of the transactions contemplated by this Agreement.

         (d) Governing Law. This Agreement shall be construed in accordance with the laws of Colorado applicable to contracts made and wholly to be performed within the State of Colorado and shall be binding upon the successors and assigns of each party hereto. Buyer and Seller hereby mutually waive trial by jury and consent to exclusive jurisdiction and venue in the courts of the State of Colorado. At Buyer's election, any dispute between the parties may be arbitrated rather than litigated in the courts, before the arbitration board of the American Arbitration Association in Denver and pursuant to its rules. Upon demand made by the Buyer to the Seller, Seller agrees to submit to and participate in such arbitration. This Agreement may be executed in counterparts, and the facsimile transmission of an executed counterpart to this Agreement shall be effective as an original.

         (e) Seller Indemnification. Seller agrees to indemnify and hold Buyer harmless from any and all claims, damages and liabilities arising from Seller's breach of its representations and/or covenants set forth herein.

         (f) Buyer Indemnification. Buyer agrees to indemnify and hold Seller harmless from any and all claims, damages and liabilities arising from Buyer's breach of its representations and warranties set forth in this Agreement.

         (g) Form D. Seller shall filed a Form D with the Commission and all filings required by the Colorado Securities Division upon the Closing of this transaction.

         (h) Notices. All notices, requests, consents and other communications hereunder shall be in writing, shall be delivered by hand or sent by Fedex for next day delivery. Each such notice or other communication shall for all purposes of this Escrow Agreement be treated as effective or having been given when delivered, if delivered personally, or, if sent by overnight express mail service, 1 day after the same has been deposited with the Fedex. All such notices must also be sent by facsimile on the same day to the parties as follows:

If to Seller:                              Connecticut Acquisition Corp. No. 1
                                           146 Main Street
                          Manchester, Connecticut 06040

If to Buyer:                               Carlsbad Capital, LLC
                          1835 South Academy Boulevard
                        Colorado Springs, Colorado 80916

                                           Louvre Investors, LLC
                         6547 North Academy Boulevard #P
                        Colorado Springs, Colorado 80918

                           Yellow Stream Company, LLC
                           5004 West 92nd Avenue #102
                           Westminster, Colorado 80031

         (i) Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one and the same instrument.

         (j) Buyer Fees. The legal and unaccountable fees of the Buyer in connection with the preparation of the transaction documents and sale of the Debentures shall be $30,000 ("Fees") which shall be payable as follows: $6,000 upon the execution of this Escrow Agreement, and $3,000 upon the payment of each of the Additional Demands. The Fees shall be deducted from the purchase price proceeds of the Debentures.

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



         IN WITNESS WHEREOF, the undersigned has executed this Agreement as of the date first set forth above.

                                       Official Signatory of Seller:

                                       CONNECTICUT ACQUISITION CORP. NO. 1



                                       By:/s/Connecticut Acquisition Corp. No. 1
                                          --------------------------------------

                                       Title:  President

Accepted this 12th day of April, 2001

                                       Official Signatory of Buyer:

                                       LOUVRE INVESTORS LLC



                                       By:/s/ Louvre Investors LLC
                                          --------------------------------------

                                       YELLOW STREAM COMPANY LLC



                                       By:/s/ Yellow Stream Company LLC
                                          --------------------------------------

                                       CARLSBAD CAPITAL LLC



                                       By:/s/ Carlsbad Capital LLC
                                          --------------------------------------